UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 10, 2011

STRATEGIC DIAGNOSTICS INC.
(Exact name of registrant specified in its charter)

Delaware	000-68440	56-1581761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Pencader Drive Newark, Delaware		19702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(302) 456-6789

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On November 10, 2011, Strategic Diagnostics Inc., a Delaware corporation (the “Company”), Modern Water Inc., a Delaware corporation (“MW Entity #1”), and MW Monitoring IP Limited, a limited liability company incorporated under the laws of England and Wales (“MW Entity #2” and, together with MW Entity #1, “Purchaser”), entered into an Asset Purchase Agreement (the “Agreement”).

Pursuant to the terms and conditions of the Agreement, Purchaser will acquire all of Company’s right, title, and interest in certain of the assets, equipment, inventory, and intellectual property (the “Purchased Assets”) related exclusively to the Company’s water quality and environmental product business (the “Business”).  Purchaser will also assume and agree to discharge all of the liabilities related to the Business arising after the closing.  The purchase price for the Purchased Assets is $4,500,000, which is subject to a post-closing inventory adjustment.  Company and Purchaser each made customary representations, warranties and covenants in the Agreement.

Closing will occur within 30 calendar days from the date of the Agreement, unless otherwise agreed by the Company and Purchaser.  Customary covenants govern the time between the date of the Agreement and the closing regarding conduct of the Business, access to information pertaining to the Business, confidentiality, publicity, use of Company names, and notification of certain events.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.  It is not intended to provide any other factual information about the Company.  In particular, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in confidential disclosure schedules provided by the Company to the Purchaser in connection with the signing of the Agreement.  These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement.  Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between the Company and Purchaser, rather than establishing matters as facts.   Accordingly, you should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about the Company.

Item 7.01.	Regulation FD Disclosure.

On November 11, 2011, the Company issued a press release announcing the Agreement and the transactions contemplated thereby.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit
2.1
Asset Purchase Agreement, dated as of November 10, 2011, by and among Strategic Diagnostics Inc., a Delaware corporation, Modern Water Inc., a Delaware corporation, and MW Monitoring IP Limited, a limited liability company incorporated under the laws of England and Wales.*

99.1	Press release, dated as of November 11, 2011, issued by Strategic Diagnostics Inc., a Delaware corporation.

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC DIAGNOSTICS INC.

Date:	November 15, 2011	By:	/s/ Francis M. DiNuzzo
		Name:	Francis M. DiNuzzo
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1
Asset Purchase Agreement, dated as of November 10, 2011, by and among Strategic Diagnostics Inc., a Delaware corporation, Modern Water Inc., a Delaware corporation, and MW Monitoring IP Limited, a limited liability company incorporated under the laws of England and Wales.*

99.1	Press release, dated as of November 11, 2011, issued by Strategic Diagnostics Inc., a Delaware corporation.

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.